Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus dated April 22, 2026 included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-14, File No. 333-294277) of Voya Equity Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2025, and each included in Post-Effective Amendment No. 97 to the Registration Statement (Form N-1A, File No. 333-32575) of Voya Partners, Inc. and each incorporated by reference into the Combined Proxy Statement and Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated September 30, 2025, and each included in Post- Effective Amendment No. 186 to the Registration Statement (Form N-1A, File No. 333- 56881) of Voya Equity Trust, and each incorporated by reference into the Combined Proxy Statement and Prospectus and Statement of Additional Information included in this Registration Statement.

We consent to the incorporation by reference of our reports dated February 27, 2025 and February 25, 2026, with respect to the financial statements and financial highlights of VY® Baron Growth Portfolio (one of the funds constituting Voya Partners Inc.) and our report dated July 23, 2025, with respect to the financial statements and financial highlights of Voya MidCap Opportunities Fund (one of the funds constituting Voya Equity Trust) included in the Annual Report to Shareholders (Form N-CSR) for the years ended December 31, 2024, December 31, 2025, and May 31, 2025, respectively, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 22, 2026